EX-99

                        BestNet Communications Announces
                                Management Change

GRAND RAPIDS, Mich.--(PR Newswire)--July 15, 2004--BestNet Communications Corporation (OTCBB: BESC - News) announced that its board of directors has accepted the resignation of Robert A. Blanchard, President and CEO, effective immediately. Mr. Blanchard will remain a director for a three-month transition period. The company said its board had voted to appoint Richard Bourke, 58, current Chairman of the Board, as interim CEO

Stanley L. Schloz, a BestNet director, said, "The board wishes to express its thanks for the many contributions made by Robert Blanchard during his tenure as President and CEO. His was instrumental in helping BestNet build its proprietary technology platform and creating strong internal growth over the last 12 months. We wish him well in his future endeavors."

Mr. Blanchard stated "It has been an honor and privilege to have the opportunity to provide leadership to BestNet during my tenure, and I look forward to assisting the company with the transition over the coming months."

Richard Bourke said, "We understand the rapidly changing world of telecommunications services. While BestNet will continue to provide the highest quality, lowest cost and simplest solution to international calling, we will expand our product offerings to emphasize seamless business-to-business solutions through our recently completed Applications Program Interface (API). In addition, BestNet is uniquely position to take advantage of the international convergence of wireless and fixed line services. Our management team is committed to develop and implement strategies focused on value-added business solutions arising from our patented and proprietary technology."

Mr. Bourke is a General Partner of Katsinam Partners, LP, an investment fund focused on micro and small-cap public companies located in Scottsdale, Arizona. Mr. Bourke has been Chairman of BestNet since October 2003. From July 2000 to December 2002, he was director and officer of Traffic Technology, Inc. a public company commercializing patented traffic signal technology. In 1998, he founded National Integrative Medicine, Inc. a startup healthcare services company. From 1994 to 1997, Mr. Bourke was Executive Vice-President and CFO of The Little Gym International, Inc. Prior to this he was involved in investment banking and venture capital. He has also held officer positions in entrepreneurial companies across several industries, including retail, services, manufacturing and industrial products. He holds a BA from Northwestern University and an MBA from Columbia University.

About BestNet

BestNet Communications is a global solutions provider of long distance; conference calling, ClicktoPhone and custom application-based communication services. BestNet's services are accessed worldwide via the Internet and wireless devices and are delivered using standard phone lines and equipment. This results in a cost effective high quality service for both businesses and consumers.

Under the brand name Bestnetcall(TM) (WWW.BESTNETCALL.COM) the patented services offer subscribers premium quality calls and conference calling, at significantly lower rates. Calls and conference calls can also be launched via a desktop application or handheld devices including Palm(TM), Pocket PC(R) and

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Blackberry(TM) and used with any standard or wireless phone. In addition the company's new ClicktoPhone(TM) service (WWW.CLICKTOPHONE.COM) enables clients to add secure and anonymous voice communication connectivity anywhere in the world to web sites, web banners, pictures, electronic documents, and customized e-mail calling buttons.

Contact BestNet at:  investors@bestnetcom.com

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives. The forward-looking statements herein are based on current expectations that involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond control of the company. Although the company believes that the assumptions underlying the forward-looking statements are reasonable, any one of the assumptions could be inaccurate and, therefore, can be no assurance that the forward-looking statements included in this release will prove to be accurate.